UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Bluerock Enhanced Multifamily Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-153135	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heron Tower, 70 East 55th Street, 9th Floor

New York, NY 10022

(Address of principal executive offices)

(212) 843-1601

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

The information in this Report set forth under Items 2.01 and 2.03 is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosure below describes our recent joint venture investment in MDA Apartments. All figures provided below are approximate.

On December 17, 2012, acting through a wholly-owned subsidiary of our operating partnership, we completed through BR VG MDA JV Member, LLC (“BR Member”) an investment in a multi-tiered joint venture along with Bluerock Special Opportunity + Income Fund, LLC (“BEMT Co-Investor I”), and BR MDA Investors, LLC (“BEMT Co-Investor II”), both of which are affiliates of our sponsor, through the acquisition of a membership interest in MDA City Apartments, LLC (“MDA Owner”), the owner of a 190 unit apartment complex commonly known as “MDA Apartments” located at 185 N. Wabash, Chicago, Illinois (the “MDA Property”). The other member of the MDA Owner is MDA Associates of Illinois, LLC (the “Holtzman Member”), an entity controlled by Jonathan Holtzman (“Holtzman”). The material features of the investment in the joint venture and the property are described below. The related financings are described under Item 2.03.

BR Member

The Company invested $6,098,306 to acquire a 62.5% equity interest in the BR Member through a wholly-owned subsidiary of the Company’s operating partnership, BEMT MDA, LLC (“BEMT Member”). BEMT Co-Investor I invested $3,366,265 to acquire a 34.5% interest in the BR Member and BEMT Co-Investor II invested $292,719 to acquire the remaining 3%.

BEMT Co-Investor I is the manager of BR Member. Under the terms of the operating agreement of the BR Member, major decisions with respect to the joint venture are made by the majority vote of an appointed management committee, which is controlled by BEMT Member. These major decisions include: (i) a merger or sale of all assets; (ii) admission or removal of members and additional equity issuances; (iii) liquidation, dissolution or termination; (iv) employing individuals; (v) incurring liabilities in excess of $25,000; (vi) expenses or distributions in excess of $25,000; (vii) entering into material agreements; (viii) acquiring other real property; (ix) appointing or removing representatives of the BR Member on the management committee of the MDA Owner; (x) any material change in the strategic direction of the BR Member; (xi) taking any action that would be reasonably likely to trigger any bad boy recourse under any guaranties provided by any affiliate of the BR Member; (xii) selling or disposing of any material asset of the Company; (xiii) confessing a judgment against the Company; (xiv) the amount and timing of additional capital contributions; and (xv) any major decisions reserved to the members under the operating agreement for the MDA Owner. If the Company and BEMT Co-Investor I are not able to agree on a major decision or at any time after December 17, 2015, any party may initiate a buy-sell proceeding. Additionally, any time after December 17, 2015, either the Company or BEMT Co-Investor I (but not BEMT Co-Investor II) may initiate a proceeding to force the sale to a third party of the BR Member’s interest in the MDA Owner, or, in the instance of the non-initiating parties’ rejection of a sale, cause the non-initiating parties to purchase the initiating party’s interest in the BR Member. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Distributions from the BR Member to BEMT Member, BEMT Co-Investor I and BEMT Co-Investor II will be made on a pari passu basis in accordance with the member’s ownership percentages.

MDA Owner Entity

The BR Member contributed all of its capital to acquire a 56.5% equity interest in the MDA Owner, of which it is a co-manager. Holtzman Member retained the remaining 43.5% equity interest in MDA Owner and is likewise both a co-investor and a co-manager.

Under the terms of the operating agreement of the MDA Owner, major decisions with respect to the joint venture or the MDA Property are made by the majority vote of an appointed management committee, which is controlled by the BR Member. These major decisions include: (i) acquiring and holding ownership of the MDA Property; (ii) borrowing money for the MDA Owner and in connection therewith encumbering assets of the MDA Owner, (iii) executing all instruments and documents on behalf of the MDA Owner, (iv) designating officers; and (v) performing all other acts on behalf of the MDA Owner to the extent not delegated to the members of the MDA Owner (“JV Major Decisions”).

Further, the MDA Owner’s members have agreed that the following actions may not be taken without the prior written consent of the other member: (i) borrowing any loan secured by the MDA Property, including the senior mortgage loan, (ii) any sale of the MDA Property; (iii) entering into any affiliated transaction with any affiliate of a member of the MDA Owner (except for the property management agreement and asset management agreements entered into at closing); (iv) acquiring any other property; (v) taking any action that would reasonably be likely to violate any bad boy guaranties provided by the members of the MDA Owner or their affiliates; (vi) transferring any membership interest in the MDA Owner (subject to various preapproved transfers) and admitting new members or redeeming any membership interests; (vii) pledging its collateral other than in connection with the senior mortgage loan; (viii) filing a bankruptcy proceeding on behalf of the MDA Owner; (ix) approving the annual operating and capital budgets for the MDA Property; (x) merging, converting or consolidating the MDA Owner; (xi) liquidating or terminating the MDA Owner; (xii) amending the operating agreement, the management agreement or the asset management agreement; or (xiii) soliciting additional capital contributions from the members of the MDA Owner. (“JV Prohibited Actions”). The BR Member and the Holtzman Member have the right to attempt to resolve any deadlocks with respect to a JV Prohibited Action either through arbitration or, with respect to certain of the JV Prohibited Actions, to, beginning in December 2015, exercise their rights to cause a sale of the MDA Property under the operating agreement. Pursuant to the sale procedure, either member shall be entitled to demand a sale of the MDA Property, but, pursuant to the associated sale procedures, the Holtzman Member will have the unilateral right to acquire the membership interest of the BR Member in the MDA Owner at a price equivalent to its fair market value. The operating agreement contains terms, conditions, representations, warranties and indemnities that are customary and standard for joint ventures in the real estate industry.

Pursuant to the provisions of the operating agreement, distributions are made generally as follows: (i) first, during the initial 24 months of the ownership of the MDA Property, to the BR Member in an amount equal to an 8% internal rate of return (“IRR”) (provided any amount received in excess of an 8% per annum return shall be treated as return of capital); (ii) second, any distributable amounts received during the initial 24 months in excess of the amounts due the BR Member above would be distributed between the BR Member and the Holtzman Member prorata in accordance with their percentage interests; (iii) third, beginning in the 25th month all distributions of operating cash flows will be paid to the BR Member until the BR Member has received an 8% preferred return for the current month and for any unpaid preferred returns for prior periods; (iv) beginning in the 25th month, all distribution of extraordinary cash flow shall be distributed to the BR Member and the Holtzman Member prorata in accordance with their percentage interests; provided however, if the distributions of operating cash flow and extraordinary cash flow are insufficient to provide the BR Member with an 8% IRR, the distributions to the Holtzman Member will be reduced and the distributions to the BR Member will be increased in an amount necessary for the BR Member to receive its 8% IRR.

Indirect Ownership Interests in the MDA Property

As a result of the structure described above, we hold a 35.31% indirect equity interest in the MDA Property, BEMT Co-Investor I holds a 19.49% indirect equity interest, BEMT Co-Investor II holds a 1.70% indirect equity interest and Holtzman Member holds the remaining 43.5% indirect equity interest in the MDA Property.

Our equity capital investment in the joint venture was funded with the proceeds of a working capital line of credit advance from Bluerock Special Opportunity + Income Fund III, LLC (“SOIF III”), an affiliate of our advisor, to the Company, the terms of which are described below under Item 2.03.

The MDA Property

The aggregate valuation for the MDA Property was $54.9 million, plus closing costs. The acquisition was funded with $9,757,289 of gross equity from the BR Member and a $37.6 million senior mortgage loan. The terms of the senior mortgage loan are described below under Item 2.03. The purchase price for the transaction was determined through negotiations between Holtzman and the Holtzman Member and its affiliates (the “Holtzman Group”). Neither we nor our advisor is affiliated with the Holtzman Group and there is no material relationship between the Holtzman Group and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction and one prior joint venture transaction undertaken by affiliates of our advisor. In evaluating the MDA Property as a potential investment and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per unit and occupancy.

The MDA Property is located in Chicago, Illinois. The MDA Property was built in 1929, renovated in 2006, and is comprised of 190 Class-A multi-family units and approximately 8,200 square feet of retail space. The property contains approximately 160,290 rentable square feet and the average unit size is 844 square feet. As of December 3, 2012, the property had an average rent of $2,007 per unit and was 93.2% occupied.

Our advisor believes that the MDA Property is well located, has acceptable roadway access, is well-maintained and adequately insured, and has been professionally managed. We do not intend to make significant repairs or improvements to the MDA Property over the next few years that are above and beyond the requirement to the senior mortgage loan. Pursuant to the senior mortgage loan we have established a reserve in the approximate amount of $680,000 which will be used primarily for exterior and recurring interior improvements.

Village Green Management Company, LLC (the “Property Manager”) will be responsible for providing day-to-day property management services to the MDA Property. It will receive a base management fee of 3% of monthly gross receipts generated by the MDA Property, together with various fees for modernization and restoration activities, in addition to an incentive adjustment equal to a 0.25% increase or decrease in the base fee based on satisfaction of certain net operating income targets. The management agreement has a 1-year term commencing December 17, 2012, and provides for automatic annual extensions unless terminated.

The disclosure below describes our additional equity investment in 23Hundred@Berry Hill. All figures provided below are approximate.

On December 17, 2012, through our operating partnership’s wholly owned subsidiary, BEMT Berry Hill, LLC (“BEMT Berry Hill”), the Company completed the purchase of an additional 6.253% joint venture equity interest in BR Berry Hill Managing Member, LLC (the “Berry Hill Managing Member JV Entity”) from SOIF III in consideration of our commitment to fund an approximately $370,000 capital contribution to the Berry Hill Managing Member JV Entity to the benefit of SOIF III. SOIF III is managed by an affiliate of the Company’s sponsor.

Acquisition of Original Joint Venture Interest in Berry Hill

On October 18, 2012, through BEMT Berry Hill, the Company completed an investment in a joint venture along with SOIF III and an affiliate of Stonehenge Real Estate Group, LLC (“Stonehenge”), an unaffiliated party, to develop a 266-unit class A, mid-rise apartment community known as 23Hundred@Berry Hill, located in Nashville, Tennessee (the “Berry Hill Property”). Prior to the consummation of the transaction described above, the Company held a 71% equity interest in the Berry Hill Managing Member JV Entity through BEMT Berry Hill, and SOIF III held the remaining 29% equity interest in the Berry Hill Managing Member JV Entity. Berry Hill Managing Member JV Entity holds an 82.5% equity interest in BR Stonehenge 23Hundred JV, LLC (the “BR Stonehenge JV Entity”) and acts as a co-manager of the BR Stonehenge JV Entity along with Stonehenge 23Hundred JV Member, LLC, which is an affiliate of Stonehenge and holds the remaining 17.5% equity interest in the BR Stonehenge JV Entity. The BR Stonehenge JV Entity is the sole owner of 23Hundred, LLC, a special purpose entity that holds title to the Berry Hill Property. The material features of the Company’s initial investment, the joint ventures and the Berry Hill Property were previously reported in the Company’s Current Report on Form 8-K dated October 18, 2012, which is incorporated herein by reference.

Purchase of Additional Interest in Berry Hill Managing Member JV Entity by the Company

SOIF III sold a 6.253% equity interest in the Berry Hill Managing Member JV Entity, which equates to an additional 5.158% indirect interest in the Berry Hill Property, to BEMT Berry Hill in consideration of our commitment to fund an approximately $370,000 capital contribution to the Berry Hill Managing Member JV Entity to the benefit of SOIF III, such that the Company now holds a 77.253% equity interest in the Berry Hill Managing Member JV Entity through BEMT Berry Hill and SOIF III holds the remaining 22.747% equity interest. The consideration was based on the proportionate share of SOIF III’s cost to acquire its limited liability company interest in the Berry Hill Managing Member JV Entity, including additional capital advances to date. Prior to consummation of the transaction, the Company’s board of directors, including all of its independent directors, determined that the purchase of the additional equity interest for the consideration paid was fair and reasonable to the Company.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF REGISTRANT

Senior Financing and Guaranty Obligations related to the MDA Property

The acquisition of the MDA Property was funded with $9,757,289 of gross equity from the BR Member, and a $37.6 million senior mortgage loan made by MONY Life Insurance Company (the “Senior Mortgage Loan”), which Senior Mortgage Loan is secured by the MDA Property. The Senior Mortgage Loan is a modification and extension of an existing loan secured by the MDA Property and has a 10-year term, maturing on January 1, 2023. The effective interest rate on the loan is fixed at 5.35% per annum, with three years interest only and thereafter fixed monthly payments of approximately $209,964 based on a 30-year amortization schedule thereafter.

The Senior Mortgage Loan may be prepaid, in full, at any time beginning in the third year of the term on at least 30 business days prior notice and the payment of a prepayment premium equal to the greater of (a) 1% of the principal balance and (b) a yield maintenance amount determined under the promissory note.

In conjunction with the closing of the Senior Mortgage Loan, BEMT Co-Investor I and Holtzman guaranteed liabilities of the MDA Owner under the Senior Mortgage Loan, including environmental indemnities, upon the occurrence of certain non-recourse carveout events (each, a “Mortgage Guaranty”). Holtzman further provided the lender with an additional recourse guaranty for up to $2,000,000 of the Senior Mortgage Loan balance, subject to release of the guaranty upon the MDA Property satisfying certain debt service levels. The guarantors agreed to indemnify one another under the Mortgage Guaranties (but not the Holtzman recourse guaranty) from certain losses arising under the Mortgage Guaranty caused by the other guarantor or one of its affiliates, and to share any jointly-caused and no-fault losses with the other guarantor in accordance with their respective ownership percentages.

Affiliate Working Capital Line of Credit

On October 2, 2012, the Company entered into a working capital line of credit provided by Bluerock Special Opportunity & Income Fund II, LLC and SOIF III, pursuant to which it may borrow up to $12.5 million (the “BEMT LOC”). In order to close the acquisition of the interest in the BR Member, the Company made a draw of $6.0 million. The BEMT LOC has a 6-month term. The maturity date is April 2, 2013, and may be prepaid without penalty. It bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 7.50%, annualized for three months, and thereafter bears interest compounding monthly at a rate of 30-day LIBOR + 6.00%, subject to a minimum rate of 8.50% for the remainder of the term. Interest on the BEMT LOC will be paid on a current basis from cash flow distributed to the Company from its real estate assets. The BEMT LOC is secured by a pledge of the Company’s unencumbered real estate assets, including those of its wholly owned subsidiaries. Further, BEMT Member pledged its economic interests (but not its membership interests) in BR Member to secure the draw. Due to the unique investment opportunity presented by the MDA Property, including the accretive impact of the acquisition, the board of directors expressly considered and approved leverage in excess of our general charter-imposed limitations in connection with entering into the BEMT LOC.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Real Estate Acquired.

Since it is impracticable to provide the required financial statements for the acquired MDA property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before March 4, 2013, by amendment to this Form 8-K.

(b) Pro Forma Financial Information. See paragraph (a) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK ENHANCED MULTIFAMILY TRUST, INC.

DATE: December 21, 2012	/s/ Jordan Ruddy
President and Chief Operating Officer